UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2018

VIRTU FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Vesey Street
New York, NY 10282
(Address of principal executive offices)

(212) 418-0100
 (Registrant's telephone number, including area code)

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2018, Virtu Financial, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting"). The following items were voted upon by stockholders at the 2018 Annual Meeting:

1. Each of the director nominees was elected Class III Director of the Company to act in accordance with the amended and restated bylaws of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2021 and until such director's successor has been duly elected and qualified. The votes for the election of directors are set forth below. There were no abstentions and no broker non-votes.

Nominee	For	Withhold
General John Philip Abizaid (Ret.)	824,761,831	8,011,462
John D. Nixon	826,383,994	6,389,299
Michael T. Viola	825,868,484	6,904,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: June 5, 2018